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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements No. 333-20549 and No. 333-65459 of Powerwave Technologies, Inc. on Form S-8 of our report dated January 19, 1999, appearing in this Annual Report on Form 10-K of Powerwave Technologies, Inc. for the year ended January 3, 1999.

DELOITTE & TOUCHE LLP

Costa Mesa, California
February 23, 1999